EXECUTION

EXHIBIT 10.30

FIRST AMENDMENT TO AGREEMENT OF LEASE

THIS FIRST AMENDMENT TO AGREEMENT OF LEASE dated as of January 29, 2013 (this “Agreement”), by and between 85 Broad Street LLC, a Delaware limited liability company, having an office c/o Metropolitan Life Insurance Company, 10 Park Avenue, Morristown, New Jersey 07962 (“Landlord”), and Viner Finance Inc., a New York corporation, having an office at 85 Broad Street, New York, NY 10004 (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant are parties to a Lease dated as of July 15, 2011 (the “Lease”; all capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to them in the Lease), covering the entire 2nd, 3rd, 22nd, 23rd, 24th, 25th and 26th floors, a portion of the 31st floor and certain below-grade space in the building known as and located at 85 Broad Street, New York, New York (the “Building”);

WHEREAS, Landlord and Tenant desire to amend the Lease on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Relocation to 4th Floor. Effective as of the date hereof, (a) Tenant has surrendered to Landlord in accordance with the Lease and Landlord has accepted for surrender the entire rentable area of the 2nd floor of the Building, and the demised premises no longer includes such portion of the Building, (b) Tenant hereby leases and accepts from Landlord the entire rentable area of the 4th floor of the Building as approximately shown on the plan attached hereto and made a part hereof as Exhibit A (the “4th Floor Premises”) containing, as agreed to by Landlord and Tenant, 38,153 rentable square feet (such rentable square footage being conclusive and binding upon Landlord and Tenant, and not subject to remeasurement), in its “as-is” condition on the date hereof, it being agreed that Landlord shall not be obligated to perform any work, pay any tenant improvement allowance (except the Work Allowance) or otherwise incur any expense to prepare the 4th Floor Premises for Tenant’s occupancy, subject to Landlord’s obligation to diligently perform the work described on Exhibit LW (4th Floor) following the date of this Agreement and to complete the same in accordance with good construction practice, (c) the reference in the first paragraph of the Lease following the Preamble to “269,105 rentable square feet of above-grade space” is hereby replaced with “269,221 rentable square feet of above-grade space”, (d) Schedule I of the Lease shall be replaced with Schedule I attached hereto, (e) Schedule II of the Lease is hereby replaced with Schedule II attached hereto, (f) the defined term “Tenant’s Proportionate Share” is hereby amended and restated in its entirety to mean “25.02%, which figure is obtained by multiplying 100 by a fraction, the numerator of which is the rentable square footage of the initial demised premises (excluding the Storage Space) and the denominator of which is 1,076,130 rentable square feet of the Building”, (g) the reference in Section 32.04(a) of the Lease to “$18,837,350.00” is hereby replaced with “$18,845,470.00”, (h) the defined term “Offer Space” is hereby amended and restated in its entirety to mean “any space that becomes available on floors 5 through 11, inclusive (the “Lower Floor Stack”), floor 21 and floor 27 of the Building”, and (i) Exhibit LW (Landlord’s Work) and the definition of “Landlord’s Required Work” are hereby modified to exclude therefrom any such work that relates to the 2nd floor of the Building (including, without limitation, the removal of wiring and equipment in the 2nd floor of the telephone room, the separation of the private stairwell from the 1st floor of the Building to the 2nd floor of the Building and the separation of the private stairwell from the 3rd floor of the Building to the 4th floor of the Building).

2. Building Casualty. Tenant acknowledges that due to Hurricane Sandy, the Building has suffered a casualty as defined in Article 8 of the Lease and the Premises were rendered Untenantable for a period of 39 days. Pursuant to Article 8.02 of the Lease, Tenant and Landlord agree that Tenant shall receive an abatement of Base Rent, Tax Payments, Operating Expenses, Cafeteria Rent, and recurring chilled water and emergency generator charges, which abatement shall be for 39 days (i.e., from January 31, 2013 to March 11, 2013). Tenant also acknowledges that due to Hurricane Sany, the Building Cafetera shut down and ceased operating as of October 29, 2012 (the “Cafeteria Shut-Down Date”). Accordingly, pursuant to Section 27.09(c) of the Lease, Tenant shall have no obligation to pay Cafeteria Rent with respect to the period commencing on the Cafeteria Shut-Down Date until the date (the “Cafeteria Re-Opening Date”) upon which Building Cafeteria is once again open for business. Landlord and Tenant shall execute a letter agreement confirming the Cafeteria Re-Opening Date, provided, the failure of either or both parties to do so shall not affect the occurrence of the Cafeteria Re-Opening Date. Notwithstanding anything to the contrary contained in Article 29 of the Lease, (a) the Operating Payments that are payable by Tenant with respect to the Operating Year commencing on January 1, 2013 and ending on December 31, 2013, and the Operating Year commencing on January 1, 2014 and ending on December 31, 2014, shall be calculated taking into account the Operating Expenses that would have been paid or incurred by or on behalf of Landlord with respect to such Operating Year if not for the occurrence and direct effects of Hurricane Sandy (rather than taking into account the actual Operating Expenses paid or incurred by or on behalf of Landlord with respect to such Operating Year which are directly related to Hurricane Sandy), and (b) for purposes of calculating the Operating Payments that are payable by Tenant throughout the term of the Lease, the Operating Expenses with respect to the portion of the Base Operating Period occuring from and after the occurrence of Hurricane Sandy through and including December 31, 2012, shall take into account the Operating Expenses that would have been paid or incurred by or on behalf of Landlord with respect to such period if not for the occurrence and direct effects of Hurricane Sandy (rather than taking into account the actual Operating Expenses paid or incurred by or on behalf of Landlord during such Operating Year which are directly related to Hurricane Sandy).

3. Relocation of Storage Space. As of the date of this Agreement, Landlord is delivering to Tenant in accordance with the Lease, and Tenant is accepting from Landlord, possession of the initial Storage Space, which is the portion of the 5th floor of the Building identified on Exhibit B attached hereto (the “Initial Storage Space”), containing, as agreed to by Landlord and Tenant, 3,938 usable square feet. Tenant acknowledges that Landlord is contemplating the substitution of certain space located on the 2nd floor of the Building (the “2nd Floor Substitution Storage Space”) for the Initial Storage Space, and a subsequent substitution of certain space located on concourse “level 1” or “level 2” of the Building for a portion of the 2nd Floor Substitution Space not to exceed 2,938 usable square feet (such that the remaining 2nd Floor Substitution Storage Space shall be at least 1,000 usable square feet (i.e., 1,270 rentable square feet)). Landlord and Tenant agree that (a) such relocation to the 2nd Floor Substitution Storage Space effected in accordance with the provisions of Article 45 of the Lease (as modified hereby) shall be deemed permitted under Article 45 of the Lease notwithstanding that such 2nd Floor Substitute Storage Space is not located on concourse “level 1” or “level 2” of the Building, (b) neither such relocation to the 2nd Floor Substitution Storage Space nor such subsequent relocation of a portion of the 2nd Floor Substitution Storage Space to concourse “level 1” or “level 2” shall apply towards the once-per-two (2) calendar year period relocations of the Storage Space to which Landlord is entitled pursuant to the first sentence of Article 45, (c) notwithstanding the provisions of Article 45 of the Lease, in no event shall Landlord be permitted, at any time, to relocate a greater than 2,938 usable square feet portion of the Storage Space to concourse “level 1” or “level 2” (such that Tenant shall at all times be entitled to at least 1,000 usable square feet (i.e., 1,270 rentable square feet) of Storage Space above concourse “level 1” of the Building)), (d) notwithstanding the provisions of Article 45 of the Lease, Landlord shall not be permitted to relocate any portion of the Storage Space to concourse “level 1” or “level 2” of the Building on or prior to October 1, 2013, (e) notwithstanding anything to the contrary contained in the Lease, Tenant’s obligation to pay Base Rent with respect to the Initial Storage Space shall commence on the earlier to occur of (A) April 30, 2013 and (B) the Relocation Date with respect to any Substitute Storage Space (including, if applicable, the 2nd Floor Substitute Storage Space as provided above) if Tenant shall have failed to vacate and surrender the Initial Storage Space on such Relocation Date as required under Article 45 of the Lease (in which case Tenant shall be obligated to pay holdover rent pursuant to Section 45.04 of the Lease) and (f) if Landlord shall substitute any portion of concourse “level 1” or “level 2” for a portion of the Storage Space not to exceed 2,938 usable square feet (such that the remaining 2nd Floor Substitution Storage Space shall be at least 1,000 usable square feet (i.e., 1,270 rentable square feet)), then Base Rent for any portion of the Storage Space located above concourse “level 1” or “level 2” shall be calculated on a rentable square foot basis and Base Rent for any concourse “level 1” or “level 2” portion of the Storage Space shall be calculated on a usable square foot basis, on a blended-rate basis such that the aggregate Base Rent with respect to the Storage Space shall continue to be as set forth in Schedule I to the Lease. A sample calculation of a Base Rent adjustment pursuant to clause (f) of the immediately preceding sentence, assuming that a 2,938 usable square foot portion of the Storage Space is located on concourse “level 1” or “level 2” of the Building and a 1,000 usable square foot (i.e., 1,270 rentable square foot) portion of the Storage Space is located above concourse “level 1”, is attached as Schedule III hereto. Landlord shall, at Tenant’s request and at no charge to Tenant, consult with Tenant regarding Tenant’s initial procurement of flood insurance with respect to Tenant’s property located in any portion of the Storage Space that is relocated to concourse “level 1” or “level 2” of the Building.

4. Miscellaneous. The reference in Section 2.01 of the Lease to “Storage Area” shall be replaced with the term “Storage Space”.

5. Entire Agreement. The Lease and this Agreement contain the entire agreement of the parties with respect to the subject matter hereof and all prior negotiations, understandings or agreements between the parties with respect to the subject matter hereof are merged herein. All references in the Lease to “this Lease” shall hereafter be deemed to refer to the Lease as amended by this Agreement.

6. Invalidity of Any Provision. If any term, covenant, condition or provision of this Agreement or the application thereof to any circumstance or to any person, firm or corporation shall be held invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Agreement, or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

7. Governing Law. This Agreement shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof.

8. Captions. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Agreement nor the intent of any provision thereof.

9. Successors and Assigns. The covenants, conditions and agreements contained in this Agreement shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in the Lease, their permitted assigns.

10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

LANDLORD:

85 Broad Street LLC, a Delaware limited liability company

By:	85 Broad Street Mezzanine LLC,
its sole member

	By:	Metropolitan Life Insurance Company,
its sole member

	By:	/S/ David V. Politano
Name: David V. Politano
Title: Managing Director

TENANT:

Viner Finance, Inc., a Delaware corporation

By:	/S/ A. G. Lowenthal
Name: Albert G. Lowenthal
Title: Chairman & CEO

Exhibit A

4th Floor Premises

This floor plan is annexed to and made a part of this Agreement solely to indicate the 4th Floor Premises by outlining. All areas, conditions, dimensions and locations are approximate.

Exhibit LW (4th Floor)

Landlord shall slab over of the internal convenience stair between the 2nd and 3rd floors of the Building, and between the 4th and 5th floors of the Building, in each case to meet or exceed minimum fire ratings. The flooring on the 3rd floor of such internal convenience stair shall be poured concrete, ready to receive Tenant finishes, and the ceiling of the 4th floor of such internal convenience stair shall be metal decking with fireproofing. Landlord shall add an exhaust to the ceiling of the 4th floor of such convenience stair to meet code.

Schedule I

From and after March 12, 2013 to and including January 31, 2018:

	Per Annum	Per Month
UPS Space	$53,524.80	$4,460.40
Storage Space	$81,319.70	$6,776.64
3rd floor	$1,269,482.50	$105,790.21
4th floor	$1,278,125.50	$106,510.46
22nd floor	$1,698,620.00	$141,551.67
23rd floor	$1,689,820.00	$140,818.33
24th floor	$1,689,776.00	$140,814.67
25th floor	$1,753,695.00	$146,141.25
26th floor	$1,745,460.00	$145,455.00

From and after February 1, 2018 to and including January 31, 2023:

	Per Annum	Per Month
UPS Space	$63,892.80	$5,324.40
Storage Space	$97,071.70	$8,089.31
3rd floor	$1,421,062.50	$118,421.88
4th floor	$1,430,737.50	$119,228.13
22nd floor	$1,853,040.00	$154,420.00
23rd floor	$1,843,440.00	$153,620.00
24th floor	$1,843,392.00	$153,616.00
25th floor	$1,909,579.00	$159,131.58
26th floor	$1,900,612.00	$158,384.33

From and after February 1, 2023 to the Expiration Date:

	Per Annum	Per Month
UPS Space	$74,260.80	$6,188.40
Storage Space	$112,823.70	$9,401.98
3rd floor	$1,572,642.50	$131,053.54
4th floor	$1,583,349.50	$131,945.79
22nd floor	$2,007,460.00	$167,288.33
23rd floor	$1,997,060.00	$166,421.67
24th floor	$1,997,008.00	$166,417.33
25th floor	$2,065,463.00	$172,121.92
26th floor	$2,055,764.00	$171,313.67

SCHEDULE II

CAFETERIA RENT

Rental Value of Building Cafeteria:

From and after March 12, 2013 to and including January 31, 2018 (“Period One”): 13,922 sf x $25.00/sf = $348,050.00

From and after February 1, 2018 to and including January 31, 2023 (“Period Two”): 13,922 sf x $29.00/sf = $403,738.00

From and after February 1, 2023 to the Expiration Date (“Period Three”): 13,922 sf x $33.00/sf = $459,426.00

Tenant’s Proportionate Share of Cafeteria Rent:

Period One: 25.02% x $348,050 = $87,082.11 per annum ($7,256.84 per month)

Period Two: 25.02% x $403,738 = $101,015.25 per annum ($8,417.94 per month)

Period Three: 25.02% x $459,426 = $114,948.39 per annum ($9,579.03 per month)

If Tenant shall extend the term of this Lease for the renewal term, the rental value of the Building Cafeteria per square foot shall continue to increase by $4.00/sf every five years, commencing as of the first day of the renewal term, and Tenant shall continue to pay Tenant’s Proportionate Share of Cafeteria Rent during the renewal term calculated on the basis of such increase in the rental value of the Building Cafeteria.